FORM 10f-3
Record of Securities
Purchased Under the
Fund's Rule 10f-3
Procedures

Fund Name:  Legg
Mason Tax-Free
Intermediate-Term Income
Trust

1.	Issuer:
Pennsylvania Turnpike
Commission

2.	Date of Purchase:
July 31, 2003

3.	Underwriter from
whom purchased:  UBS
Financial Services

4.	"Affiliated
Underwriter" Managing or
participating in
syndicate:  Legg Mason
Wood
	Walker, Inc.

5.	Aggregate principal
amount of purchase:
$1,000,000

6.	Aggregate principal
amount of offering:
$318,590,000

7.	Purchase price (net
of fees and expenses):
$106.629

8.	Date offering
commenced:  July 31, 2003

9.	Offering price at
time of purchase:
$106.629

10.	Commission, spread
or profit:  $5
                     .5%

11.	Have the following
conditions been
satisfied:	   YES
  NO

a.	The securities are
(i) part of an issue
registered
under the Securities
Act of 1933 which is
being
offered to the
public; (ii) "municipal
securities"
as defined in
Section 3(a)(29) of the
Securities
Exchange Act of
1934; (iii) sold in an
Eligible
Foreign Offering (as
defined in Section (a)(2)
under Rule 10f-3);
or (iv) sold in an
Eligible
Rule 144A Offering
(as defined in Section
(a)(4) under Rule
10f-3)?
    X

b.	The purchase price
paid did not exceed the
offering price at
the time of purchase?
	     X

c.	The securities were
purchased prior to the
close of the first
day on which any sales
were made (or, if a
rights offering, the
securities were
purchased on or before
the fourth day
preceeding the day on
which the rights
offering terminated)?
	     X



  YES		NO

d.	The underwriting was
a firm commitment
underwriting?

X

e.	The commission,
spread or profit was
reasonable and fair
in relation to that being
received by others
for underwriting similar
securities during
the same period?
	     X

f.	(1) The issuer of
the securities(other than
the issuer of
municipal securities) and
its
predecessors have
been in continuous
operation for not
less than three years;
                       X



and

(2) If securities
are municipal securities,
the
issue of securities
has received an
investment
grade rating from a
nationally recognized
statistical rating
organization or, if the
issuer
or entity supplying
the revenues from which
the issue is to be
paid has been in
continuous
operation less than
three years (including
any
predecessor), it has
received one of the three
highest ratings from
at least one such rating
organization?

X

g.	The amount of such
securities purchased
by all of the
investment companies
advised
by the same Adviser
did not  exceed 25% of
the principal amount
of the offering?
	     X

h.	No affiliated
underwriter was a direct
or
indirect participant
in or beneficiary of the
sale?

X

i.	Information has been
promptly supplied to
the Secretary of the
Fund for inclusion on
SEC Form NSAR?
			     X



Approved /s/ Jane E.
Trust
                	Date 08/01/03


LEGG MASON FUNDS
ACCOUNTING
MEMORANDUM


To:	Legg Mason Fund
Adviser, Inc.
Legg Mason Capital
Management, Inc.
Bartlett & Co.
Batterymarch
Financial Management,
Inc.
Western Asset
Management Company

From:	Kathi D. Bair

Date:	November 10,
1997

Re:	Form 10f-3


Enclosed please find
revised Rule 10f-3
procedures for your
review and files.  Also
attached is a revised
Form 10f-3 to be
completed upon the
purchase of a security
during the existence of
an underwriting
syndicate.  Please
complete the revised form
when applicable, forward
the original to my
attention and keep a copy
for your files.   Please
discard any old blank
10f-3 forms in your files
and begin using the
revised forms as
necessary.  If you have
any questions concerning
the procedures or the
form, please call me on
ext. 2744.  Thank you.


















cc:	Marie K. Karpinski
Kirkpatrick &
Lockhart
Procedures file

C:\KGDATA\COMPLIAN\FORM10F3